Exhibit 99

PRESS RELEASE

GE reports 1Q ’09 EPS of $.26;
Technology & Energy Infrastructure Earnings +11%;
Capital Finance Earns $1.1B in 1Q ’09;
Total Backlog Stable at $171B

1Q ’09 Highlights (Continuing Operations attributable to GE)
•	Earnings per share (EPS) of $.26, down 40%; earnings of $2.8 billion, down 35%
•	Revenues of $38.4 billion, down 9%; Industrial sales down 1%; financial services revenues down 20%; Industrial organic revenue was flat year-over-year
•	Energy Infrastructure earnings grew 19%; Technology Infrastructure earnings grew 6%
•	Capital Finance earned $1.1 billion in 1Q and remains on track for profitable 2009
•	Capital Finance extended $69 billion of new credit in 1Q
•	Total equipment and services backlog steady at $171 billion; 1Q Infrastructure orders totaled $19 billion, down 10%
•	Achieved 93% of planned 2009 long-term debt funding; $47 billion cash and equivalents
•	Results do not include any impact from newly issued mark-to-market rules; implementing in 2Q
•	Cash generated from operating activities totaled $2.8 billion, on plan

FAIRFIELD, Conn. – April 17, 2009 – GE announced today first-quarter 2009 earnings from continuing operations (attributable to GE) of $2.8 billion, or $.26 per share attributable to common shareowners, down 40% from first quarter 2008.  First-quarter 2009 revenues from continuing operations were $38.4 billion, down 9% year-over-year.

“In a recessionary environment impacting every segment of the economy, we delivered first-quarter business results consistent with our GE Capital investor meeting on March 19th and the framework provided last December, which included a smaller but still-profitable GE Capital and 0-5% earnings growth in our Industrial segments,” GE Chairman and CEO Jeff Immelt said. “Amid a continued weak economy, we’re performing well and our backlog remains strong.

“Infrastructure and Media earnings together were flat versus last year.  Energy Infrastructure grew earnings by 19% while Technology Infrastructure had earnings growth of 6%.  While Cable continued to deliver double-digit growth, NBC Universal had a tougher performance overall due to a soft advertising market and fewer major DVD releases compared to a year ago.

“Despite the difficult economy, we generated $19 billion in Infrastructure orders, a decline of 10%.  Importantly, high-margin service orders grew 7%.  Major equipment and service backlog held approximately flat at $171 billion vs. year-end 2008 and was up 6% versus a year ago.

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“Capital Finance earned $1.1 billion in the quarter and remains on track to be profitable for the full year,” Immelt said. “Revenues and profitability declined year-over-year in our financial services business and we continue to experience rising delinquencies.  However, we have taken prudent actions to address these challenges, including tightening risk requirements, improving liquidity and reducing leverage. Also, questions about credit ratings have been resolved.  We still have a strong rating and our outlook is stable.”

On balance, positive items were mostly offset by charges in the quarter. The Company realized a $0.3 billion after-tax net benefit from transaction gains, marks and impairments and an incremental $0.2 billion tax benefit, which were mostly offset by $0.4 billion in after-tax restructuring and other charges. First-quarter results do not include any impact from the newly issued mark-to-market accounting rules, which we will implement, as required, in the second quarter 2009.

“We are aggressively managing our cost structure to respond to challenging global economic conditions,” Immelt said.  “For 2009, we will reduce our costs by more than $5 billion. We’ve reduced headcount and are managing company operations more efficiently, leading to improved operating leverage in our infrastructure businesses.”

First Quarter 2009 Financial Highlights:

Earnings from continuing operations attributable to GE were $2.8 billion, down 35% from $4.4 billion in the first quarter of 2008. EPS from continuing operations was $.26, down 40% from last year. Segment profit fell 27% in the quarter, as strong 19% growth at Energy Infrastructure was more than offset by a 58% decline at Capital Finance and a 45% decrease at NBC Universal.

Including the effects of discontinued operations, first quarter net earnings attributable to GE were $2.8 billion ($.26 per share) in 2009 and $4.3 billion ($.43 per share) in the first quarter of 2008.

Revenues fell 9% to $38.4 billion. GE Capital Services’ (GECS) revenues fell 20% over last year to $14.4 billion. Industrial sales were $24.0 billion, down 1% from the first quarter of 2008. Industrial organic revenue held steady year over year.

Cash generated from GE operating activities in the first quarter of 2009 totaled $2.8 billion, down 42% from last year, primarily reflecting the lack of a GECS dividend payment in 2009 and lower progress collections, which were offset by improvements in working capital.  Historically, the Company has generated approximately 18% of its full-year cash flow in the first quarter. GE is on track to meet its full-year cash flow plan.

“We are running GE for the long term. Over the last six months, we have made the difficult decisions to raise equity and cut the dividend to keep GE safe and secure,” Immelt said.  “On March 19, we conducted a ‘deep dive’ into GE Capital that demonstrated the strength of our team and our commitment to transparency.  Estimated stress-test results showed that we do not need to raise additional capital even in the Fed’s adverse-case scenario.

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“Meanwhile, we are investing in growth, while lowering cost and generating cash.  We see great opportunity in a global economy that favors clean energy, affordable healthcare and services that drive customer productivity. GE is positioning itself to lead in this reset economy.”

GE will discuss preliminary first-quarter results on a conference call and Webcast at 8:30 a.m. ET today. Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

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GE (NYSE: GE) is a diversified infrastructure, finance and media company taking on the world’s toughest challenges. From aircraft engines and power generation to financial services, medical imaging, and television programming, GE operates in more than 100 countries and employs about 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: the severity and duration of current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of U.S. and foreign government programs to restore liquidity and stimulate national and global economies; the impact of conditions in the financial and credit markets on the availability and cost of GE Capital’s funding and on our ability to reduce GE Capital’s asset levels and commercial paper exposure as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the soundness of other financial institutions with which GE Capital does business; the adequacy of our cash flow and earnings and other conditions which may affect our ability to maintain our quarterly dividend at the current level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, network television, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Anne Eisele, 203.373.3061 (office); 203.522.9045 (mobile)
anne.eisele@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2468 (office)
trevor.schauenberg@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE(a)			Financial Services (GECS)
Three months ended March 31	2009	2008	V %	2009	2008	V %	2009	2008	V %

Revenues
Sales of goods and services	$24,127	$24,322		$24,022	$24,186		$273	$367
Other income	428	575		479	658		–	–
GECS earnings from continuing operations	–	–		961	2,456		–	–
GECS revenues from services	13,856	17,331		–	–		14,157	17,671
Total revenues	38,411	42,228	(9)%	25,462	27,300	(7)%	14,430	18,038	(20)%

Costs and expenses
Cost of sales, operating and administrative expenses	27,403	28,200		21,373	21,458		6,353	7,101
Interest and other financial charges	5,327	6,527		376	602		5,121	6,176
Investment contracts, insurance losses and insurance annuity benefits	746	804		–	–		773	848
Provision for losses on financing receivables	2,336	1,343		–	–		2,336	1,343
Total costs and expenses	35,812	36,874	(3)%	21,749	22,060	(1)%	14,583	15,468	(6)%

Earnings (loss) from continuing operations before income taxes	2,599	5,354	(51)%	3,713	5,240	(29)%	(153)	2,570	U
Benefit (provision) for income taxes	318	(841)		(842)	(758)		1,160	(83)
Earnings from continuing operations	2,917	4,513	(35)%	2,871	4,482	(36)%	1,007	2,487	(60)%

Loss from discontinued operations, net of taxes	(21)	(47)		(21)	(47)		(4)	(61)

Net earnings	2,896	4,466	(35)%	2,850	4,435	(36)%	1,003	2,426	(59)%

Less net earnings attributable to noncontrolling interests	85	162		39	131		46	31
Net earnings attributable to the Company	2,811	4,304		2,811	4,304		957	2,395

Preferred stock dividends declared	(75)	–		(75)	–		–	–
Net earnings attributable to GE common shareowners	$2,736	$4,304	(36)%	$2,736	$4,304	(36)%	$957	$2,395	(60)%

Amounts attributable to the Company:
Earnings from continuing operations	$2,832	$4,351	(35)%	$2,832	$4,351	(35)%	$961	$2,456	(61)%
Discontinued operations, net of taxes	(21)	(47)		(21)	(47)		(4)	(61)
Net earnings attributable to the Company	$2,811	$4,304	(35)%	$2,811	$4,304	(35)%	$957	$2,395	(60)%

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.26	$0.43	(40)%
Basic earnings per share	$0.26	$0.44	(41)%

Per-share amounts - net earnings
Diluted earnings per share	$0.26	$0.43	(40)%
Basic earnings per share	$0.26	$0.43	(40)%

Total average equivalent shares
Diluted shares	10,564	10,006	6%
Basic shares	10,564	9,978	6%

Dividends declared per share	$0.31	$0.31	–%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2008 consolidated financial statements at www.ge.com/ar2008 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months Ended March 31
(Dollars in millions)	2009	2008	V %

Revenues
Energy Infrastructure	$8,239	$7,724	7
Technology Infrastructure	10,436	10,460	–
NBC Universal	3,524	3,584	(2)
Capital Finance	13,088	16,969	(23)
Consumer & Industrial	2,221	2,862	(22)
Total segment revenues	37,508	41,599	(10)
Corporate items and eliminations	903	629	44
Consolidated revenues from continuing operations	$38,411	$42,228	(9)

Segment profit (a)
Energy Infrastructure	$1,273	$1,070	19
Technology Infrastructure	1,803	1,701	6
NBC Universal	391	712	(45)
Capital Finance	1,119	2,679	(58)
Consumer & Industrial	36	144	(75)
Total segment profit	4,622	6,306	(27)

Corporate items and eliminations	(572)	(595)	4
GE interest and other financial charges	(376)	(602)	38
GE provision for income taxes	(842)	(758)	(11)

Earnings from continuing operations attributable
to the Company	2,832	4,351	(35)

Loss from discontinued operations, net of taxes,
attributable to the Company	(21)	(47)	55

Consolidated net earnings attributable to the Company	$2,811	$4,304	(35)

(a)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations, earnings attributable to noncontrolling interests and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team.  Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Energy Infrastructure, Technology Infrastructure, NBC Universal and Consumer & Industrial; included in determining segment profit, which we sometimes refer to as "net earnings," for Capital Finance.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months Ended March 31
(Dollars in millions)	2009	2008	V %

Energy Infrastructure
Revenues	$8,239	$7,724	7

Segment profit	$1,273	$1,070	19

Revenues
Energy (a)	$6,941	$6,356	9
Oil & Gas	1,543	1,535	1

Segment profit
Energy (a)	$1,150	$937	23
Oil & Gas	179	161	11

Technology Infrastructure
Revenues	$10,436	$10,460	–

Segment profit	$1,803	$1,701	6

Revenues
Aviation	$4,817	$4,320	12
Enterprise Solutions	913	1,105	(17)
Healthcare	3,545	3,887	(9)
Transportation	1,171	1,148	2

Segment profit
Aviation	$1,080	$775	39
Enterprise Solutions	102	154	(34)
Healthcare	411	528	(22)
Transportation	217	254	(15)

Capital Finance
Revenues	$13,088	$16,969	(23)

Segment profit	$1,119	$2,679	(58)

Revenues
Commercial Lending and Leasing (CLL) (b)	$5,578	$6,606	(16)
Consumer (b)	4,747	6,440	(26)
Real Estate	975	1,883	(48)
Energy Financial Services	644	770	(16)
GE Commercial Aviation Services (GECAS)	1,144	1,270	(10)

Segment profit
CLL (b)	$222	$688	(68)
Consumer (b)	727	991	(27)
Real Estate	(173)	476	U
Energy Financial Services	75	133	(44)
GECAS	268	391	(31)

(a)	During the first quarter of 2009, Water was combined with Energy. Prior-period amounts were reclassified to conform to the current period’s presentation.
(b)	During the first quarter of 2009, we transferred Banque Artesia Nederland N.V. from CLL to Consumer. Prior-period amounts were reclassified to conform to the current period’s presentation.

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GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)	Consolidated		GE(a)		Financial Services (GECS)
Assets	3/31/09	12/31/08	3/31/09	12/31/08	3/31/09	12/31/08
Cash & marketable securities	$88.8	$89.6	$2.3	$12.3	$87.0	$78.7
Receivables	19.2	21.4	12.6	15.1	–	–
Inventories	13.8	13.7	13.8	13.6	0.1	0.1
GECS financing receivables – net	347.6	365.2	–	–	355.0	372.5
Property, plant & equipment – net	72.2	78.5	14.0	14.4	58.2	64.1
Investment in GECS	–	–	60.8	53.3	–	–
Goodwill & intangible assets	95.4	96.7	67.5	67.8	27.9	29.0
Other assets	122.3	120.4	22.2	22.3	105.8	104.2
Assets of businesses held for sale	–	10.6	–	–	–	10.6
Assets of discontinued operations	1.5	1.7	0.1	0.1	1.5	1.7

Total assets	$760.8	$797.8	$193.3	$198.9	$635.5	$660.9

Liabilities and equity
Borrowings	$504.0	$523.8	$12.8	$12.2	$493.1	$514.6
Insurance contracts, insurance liabilities
and insurance annuity benefits	33.4	34.0	–	–	33.9	34.4
Other liabilities	112.6	124.4	72.8	75.1	44.5	54.5
Liabilities of businesses held for sale	–	0.6	–	–	–	0.6
Liabilities of discontinued operations	1.3	1.4	0.2	0.2	1.2	1.2
GE shareowners' equity	101.0	104.7	101.0	104.7	60.8	53.3
Noncontrolling interests	8.5	8.9	6.5	6.7	2.0	2.3

Total liabilities and equity	$760.8	$797.8	$193.3	$198.9	$635.5	$660.9

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.

March 31, 2009, information is unaudited.  Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2008 consolidated financial statements at www.ge.com/ar2008 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY

Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to Industrial organic revenue for the three months ended March 31, 2009, compared with the three months ended March 31, 2008. The reconciliation of this measure to the most comparable GAAP measure follows.

	Three months ended March 31
Industrial Organic Revenue – Continuing Operations	2009	2008

Revenues as reported	$24,501	$24,844
Less the effects of
Acquisitions, business dispositions (other than dispositions of businesses acquired for investment) and currency
exchange rates	(134)	180
Revenues excluding the effects of acquisitions, business
dispositions (other than dispositions of businesses
acquired for investment) and currency exchange
rates (organic revenues)	$24,635	$24,664

Organic revenue measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates for comparison of current period results with the corresponding period of the prior year. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends. We also believe that presenting organic revenue separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies. Management recognizes that the term “organic revenue” may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability from company to company, we believe that this measure is useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

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